Exhibit 99.1

Monster Worldwide Reports First Quarter 2008 Results

Total Revenue Increases 13% to $370 Million with Careers Revenue Up 16%

Careers International Revenue Grows 44%

Diluted Earnings Per Share From Continuing Operations at $0.18

Non-GAAP Diluted Earnings Per Share From Continuing Operations of $0.24

Restructuring Efficiencies Driving Improved Operational Performance, While Supporting Significant Investment Program

Cash Generated from Operating Activities Reaches $78 Million

New York, May 1, 2008— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the first quarter ended March 31, 2008.

Total revenue grew 13% to $370 million in the first quarter of 2008 from $329 million in the comparable quarter of 2007.  Excluding the impact of foreign exchange rates, consolidated revenue grew 8%.

Monster Careers revenue increased 16% to $337 million, compared with $290 million in last year’s first quarter, led by International revenue growth of 44% to $153 million.  North American Careers revenue was $184 million in the first quarter of 2008, flat with the prior year.   Internet Advertising & Fees revenue was $34 million compared with $39 million in last year’s first quarter.

Monster Worldwide’s deferred revenue balance at March 31, 2008 grew 16% to $522 million over last year’s first quarter balance of $450 million.

Income from continuing operations was $23 million, or $0.18 per diluted share, in the first quarter of 2008, compared to $40 million, or $0.30 per diluted share in the comparable 2007 period.  Consolidated operating income was aided by a $3 million

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benefit from foreign exchange rates as compared to approximately $0.5 million from the first quarter of 2007.  Included in income from continuing operations for the three months ended March 31, 2008 is $0.05 per diluted share from costs associated with the restructuring plan and the ongoing stock option investigation.  These proforma adjustments are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the nearest GAAP measure in the accompanying tables.  Excluding these costs, income from continuing operations in the first quarter of 2008 was $29 million, or $0.24 per diluted share, compared to $46 million, or $0.35 per diluted share, in the prior year.

Sal Iannuzzi, Chairman, President and Chief Executive Officer of Monster Worldwide, said “We are taking decisive action to redirect and integrate our sales resources to take advantage of the tremendous untapped opportunities to add customers in the large, medium and small company segments.  This new “go to market” approach will enable us to better align our sales teams against the opportunity that offers the highest return on our investment.  This sales force redirection will allow for more productive and deeper customer relationships while broadening our sales coverage and market penetration.  We believe this action will help fuel us through the current economic downturn and position us well for an economic rebound.  We are convinced that the current market environment presents a building opportunity that will yield solid benefits to our shareholders.”

Operating expenses for the first quarter of 2008 include approximately $31 million of incremental marketing costs, reflecting the Company’s strategic decision to reposition the Monster brand in the global marketplace through an aggressive, integrated marketing program.  These expenses have been partially offset by savings and efficiencies realized from the Company’s ongoing restructuring program.

Mr. Iannuzzi added, “During the first quarter, we made solid and steady progress in redefining many critical areas of our global business as the new leadership team continues the transformation which began last year.  Monster is certainly not alone in facing the challenges of the slowdown in the US employment market due to weaker economic conditions.  However, we firmly believe that the initiatives we have taken to

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integrate and align our sales resources, re-energize our brand, launch new products and restructure our operations, together with our geographic diversification, helped our financial performance during this period of weakness in the market.”

At March 31, 2008, the Company had $499 million of cash, cash equivalents and securities held for sale compared with $578 million at December 31, 2007.  Cash generated from operating activities was $78 million in the first quarter of 2008, essentially flat with the prior year period.  Capital expenditures totaled $21 million in the first quarter of 2008.  During the quarter, the Company repurchased 3.0 million shares of its common stock for an aggregate cost of $79 million.  The Company currently has $174 million remaining under the current stock repurchase program.  Since the third quarter of 2007, the Company has repurchased 10.3 million shares for an aggregate cost of approximately $330 million.

At March 31, 2008, the Company held auction rate securities with a fair value of approximately $103 million, the vast majority of which are guaranteed by the U.S. Department of Education and all of which have received the highest investment grade rating from rating agencies.  The Company has recorded a temporary impairment on these securities of $1.7 million as a component of other comprehensive income.  As of March 31, 2008, the Company has reclassified these auction rate securities as a long-term asset on its balance sheet.

Mr. Iannuzzi concluded, “Our new course of action has proved timely given the current economic conditions.  We are committed to investing prudently to grow the business now and in the future. Our strong, liquid balance sheet provides financial flexibility and support to successfully execute our growth strategies.  Given our rebuilding efforts, the need to invest, and the economic slowdown, we are encouraged by our performance.  Despite the unfavorable market conditions we have faced, we are optimistic that our early progress in creating a solid platform for future growth will benefit our customers, shareholders and global associates over the long term.”

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Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://corporate.monster.com/Q108.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

Conference Call Information

First quarter 2008 results will be discussed on Monster Worldwide’s quarterly conference call taking place on May 1, 2008 at 5:00 PM EDT.  To join the conference call, please dial (888) 551-5973 at 4:50 PM EDT and reference conference ID# 42793606.  For those outside the United States, please dial (706) 643-3467 and reference the same conference ID#.  The call will begin promptly at 5:00 PM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at http://corporate.monster.com.  For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #42793606.  This number is valid until midnight on May 8, 2008.

Contacts

Investors: Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com

Media: Kathryn Burns, (212) 351-7063, kathryn.burns@monsterworldwide.com

About Monster Worldwide

Monster Worldwide, Inc. (NASDAQ: MNST), parent company of Monster®, the premier global online employment solution for more than a decade, strives to inspire people to improve their lives.  With a local presence in key markets in North America, Europe, and Asia, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally.  Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 Index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

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Non-GAAP operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: ongoing costs associated with the stock option investigations, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to a security breach in August 2007; and the strategic restructuring actions initiated in the third quarter of 2007.  The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program.  The Company considers OIBDA to be an important indicator of its operational strength.  This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Special Note:  Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the stock option investigations and lawsuits, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

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MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007

Revenue	$370,366	$329,028

Salaries and related	141,688	122,347
Office and general	75,725	70,417
Marketing and promotion	114,633	78,069
Restructuring and other special charges	6,927	—
Total operating expenses	338,973	270,833

Operating income	31,393	58,195

Interest and other, net	7,400	5,304

Income from continuing operations before income taxes and equity interests	38,793	63,499

Income taxes	14,380	22,352
Losses in equity interests, net	(1,822)	(1,420)

Income from continuing operations	22,591	39,727

Loss from discontinued operations, net of tax	—	(245)

Net income	$22,591	$39,482

Basic earnings per share:

Income from continuing operations	$0.18	$0.31
Loss from discontinued operations, net of tax	—	—
Basic earnings per share*	$0.18	$0.30

Diluted earnings per share:

Income from continuing operations	$0.18	$0.30
Loss from discontinued operations, net of tax	—	—
Diluted earnings per share	$0.18	$0.30

*Basic earnings per share may not add in certain periods due to rounding.

Weighted average shares outstanding:

Basic	122,711	129,653

Diluted	123,332	132,464

Operating income before depreciation and amortization:

Operating income	$31,393	$58,195
Depreciation and amortization of intangibles	12,961	9,981
Amortization of stock based compensation	5,333	4,362
Restructuring non-cash expenses	2,086	—

Operating income before depreciation and amortization	$51,773	$72,538

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2008	2007
Cash flows provided by operating activities:
Net income	$22,591	$39,482
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	—	245
Depreciation and amortization of intangibles	12,961	9,981
Provision for doubtful accounts	3,564	2,483
Non-cash compensation	6,495	4,362
Deferred income taxes	(7,319)	2,100
Loss on disposal of assets	725	—
Loss in equity interests and other	1,822	1,420
Changes in assets and liabilities, net of business combinations:
Accounts receivable	37,848	25,170
Prepaid and other	1,949	(2)
Deferred revenue	(2,458)	5,691
Accounts payable, accrued liabilities and other	340	(8,950)
Net cash used for operating activities of discontinued operations	(161)	(2,983)
Total adjustments	55,766	39,517
Net cash provided by operating activities	78,357	78,999

Cash flows provided by (used for) investing activities:
Capital expenditures	(20,559)	(21,612)
Purchase of marketable securities	(149,249)	(365,031)
Sales and maturities of marketable securities	414,453	311,662
Payments for acquisitions and intangible assets, net of cash acquired	(61,567)	(1,664)
Cash funded to equity investee	(5,000)	(2,500)
Net cash provided by (used for) investing activities	178,078	(79,145)

Cash flows (used for) provided by financing activities:
Payments on debt obligations	(80)	—
Payments on acquisition debt	—	(16,310)
Proceeds from exercise of employee stock options	418	43,395
Excess tax benefits from (provisions for) equity compensation plans	(568)	6,486
Repurchase of common stock	(79,469)	(3,326)
Net cash (used for) provided by financing activities	(79,699)	30,245

Effects of exchange rates on cash	10,256	963

Net increase in cash and cash equivalents	186,992	31,062
Cash and cash equivalents, beginning of period	129,744	58,680
Cash and cash equivalents, end of period	$316,736	$89,742

Free cash flow:

Net cash provided by operating activities	$78,357	$78,999
Less: Capital expenditures	(20,559)	(21,612)
Free cash flow	$57,798	$57,387

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2008	December 31, 2007
Assets:
Cash and cash equivalents	$316,736	$129,744
Available-for-sale securities, current	79,236	448,703
Accounts receivable, net	458,447	499,854
Available-for-sale securities, non - current	102,716	—
Property and equipment, net	141,279	126,962
Goodwill and intangibles, net	747,768	661,850
Other assets	214,196	210,697
Total assets	$2,060,378	$2,077,810

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other	$297,932	$304,145
Deferred revenue	521,873	524,331
Long-term income taxes payable	116,376	111,108
Other liabilities	20,144	21,310
Debt	335	415
Total liabilities	956,660	961,309

Stockholders’ equity	1,103,718	1,116,501

Total liabilities and stockholders’ equity	$2,060,378	$2,077,810

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended March 31, 2008	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$183,538	$153,272	$33,556	$370,366		$370,366
Operating income (loss)	39,435	9,406	(2,879)	45,962	$(14,569)	31,393
OIBDA	47,335	16,426	116	63,877	(12,104)	51,773

Operating margin	21.5%	6.1%	-8.6%	12.4%		8.5%
OIBDA margin	25.8%	10.7%	0.3%	17.2%		14.0%

	MONSTER
Three Months Ended March 31, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$184,017	$106,206	$38,805	$329,028		$329,028
Operating income	65,878	7,961	4,304	78,143	$(19,948)	58,195
OIBDA	71,150	12,594	6,439	90,183	(17,645)	72,538

Operating margin	35.8%	7.5%	11.1%	23.7%		17.7%
OIBDA margin	38.7%	11.9%	16.6%	27.4%		22.0%

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	For the Three Months Ended March 31, 2008				For the Three Months Ended March 31, 2007
	As Reported	Proforma Adjustments		Non-GAAP	As Reported	Proforma Adjustments		Non-GAAP

Revenue	$370,366	—		$370,366	$329,028	—		$329,028

Salaries and related	141,688	93	a	141,781	122,347	—		122,347
Office and general	75,725	(3,527	)a	72,198	70,417	(9,827	)a	60,590
Marketing and promotion	114,633	—		114,633	78,069	—		78,069
Restructuring and other special charges	6,927	(6,927	)b	—	—	—		—
Total operating expenses	338,973	(10,361)		328,612	270,833	(9,827)		261,006
Operating income	31,393	10,361		41,754	58,195	9,827		68,022
Operating margin	8.5%			11.3%	17.7%			20.7%

Interest and other, net	7,400	—		7,400	5,304	—		5,304

Income from continuing operations before income taxes and equity interests	38,793	10,361		49,154	63,499	9,827		73,326

Income taxes	14,380	3,841	c	18,221	22,352	3,459	c	25,811
Losses in equity interests, net	(1,822)	—		(1,822)	(1,420)			(1,420)
Income from continuing operations	$22,591	$6,520		$29,111	$39,727	$6,368		$46,095

Diluted Earnings per share from continuing operations *	$0.18	$0.05		$0.24	$0.30	$0.05		$0.35

Weighted average shares outstanding:
Diluted	123,332	123,332		123,332	132,464	132,464		132,464

Note Regarding ProForma Adjustments:

ProForma adjustments consist of the following:

(a)         Costs associated with the ongoing investigation into the Company’s historical stock option granting practices, and costs associated with the remediation of a security breach related to the Company’s resume database in August 2007.

(b)        Restructuring related charges pertain to the strategic restructuring actions that the Company announced on July 30, 2007.  These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

(c)         Income tax adjustment is calculated using the effective tax rate of the period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interest.

*Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended March 31, 2008	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$183,538	$153,272	$33,556	$370,366		$370,366
Operating income (loss) - GAAP	$39,435	$9,406	$(2,879)	$45,962	$(14,569)	$31,393
Proforma Adjustments	3,254	3,302	822	7,378	2,983	10,361
Operating income (loss) - Non GAAP	$42,689	$12,708	$(2,057)	$53,340	$(11,586)	$41,754

Operating margin - GAAP	21.5%	6.1%	-8.6%	12.4%		8.5%
Operating margin - Non GAAP	23.3%	8.3%	-6.1%	14.4%		11.3%

	MONSTER
Three Months Ended March 31, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$184,017	$106,206	$38,805	$329,028		$329,028
Operating income - GAAP	$65,878	$7,961	$4,304	$78,143	$(19,948)	$58,195
Proforma Adjustments	—	—	—	—	9,827	9,827
Operating income - Non GAAP	$65,878	$7,961	$4,304	$78,143	$(10,121)	$68,022

Operating margin - GAAP	35.8%	7.5%	11.1%	23.7%		17.7%
Operating margin - Non GAAP	35.8%	7.5%	11.1%	23.7%		20.7%